UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     April 30, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On April 30, 2007, Barry R. Elson notified Bally Total Fitness Holding Corporation (the “Company”) of his intention to resign as Acting Chief Executive Officer of the Company, effective May 31, 2007. Mr. Elson will facilitate a transition of his responsibilities by providing consulting services to the Company for a 90-day period through August 2007 and by continuing to serve as a member of the Company’s Board of Directors (the “Board”). The Board approved a $25,000 monthly stipend to Mr. Elson for such consulting services. Mr. Elson will not receive non-employee director fees during the period he is providing consulting services. As previously disclosed, the Company is continuing to search for a permanent Chief Executive Officer.
     Effective May 4, 2007, the Board appointed Don R. Kornstein to serve as Chief Restructuring Officer responsible for the oversight and implementation of the Company’s restructuring efforts and exploration of strategic options for the Company. In such capacity, Mr. Kornstein will also assist in transition issues relating to Mr. Elson’s departure. Mr. Kornstein will report directly to the Company’s Board. The Board approved a $50,000 monthly payment to Mr. Kornstein in connection with such services, in addition to the $50,000 monthly stipend Mr. Kornstein currently receives for his service as interim Chairman of the Board. Mr. Kornstein will not receive non-employee director fees during the period he is receiving these monthly payments. The Company does not have an employment agreement with Mr. Kornstein.
     Mr. Kornstein, age 55, has served as a director since February 2006 and as interim Chairman of the Board since August 2006. For the last five years, Mr. Kornstein has been a consultant specializing in strategic, financial and management advisory services. Since 2002, Mr. Kornstein has been the founder and managing member of Alpine Advisors LLC, which provides value-enhancing strategic management, operational and financial consulting services to a wide range of companies with varying needs. In addition, Mr. Kornstein serves as a non-executive director of Cash Systems, Inc. From 2000 until 2001, in his capacity as a consultant, Mr. Kornstein served as the interim Chief Operating Officer of First World Communications, Inc., a telecom and internet company. From 1994 until 2000, Mr. Kornstein served as the Chief Executive Officer, President and a director of Jackpot Enterprises, Inc., an NYSE-listed company engaged in the gaming industry. From 1977 until 1994, Mr. Kornstein was an investment banker with Bear, Stearns & Co. Inc.
     Mr. Kornstein was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Kornstein and any of the Company’s other directors or executive officers. There have been no related party transactions between the Company and Mr. Kornstein reportable under Item 404(a) of Regulation S-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant

Dated: May 4, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel